SUB-DISTRIBUTION AGREEMENT

THIS SUB-DISTRIBUTION AGREEMENT (this "Agreement") is made as of this   13th day
                                                                       -----
of     July,    1998,  by  and  between  Global  Cybersystems,  Inc.,  a  Nevada
   ------------
Corporation (the "Distributor") and Financial Electronic Systems, Inc., a California Corporation ("Sub-distributor" or "Finet").

RECITALS

     A. UltraCard and Distributor have entered into a Distribution Agreement dated as of May 27, 1998 (the "Master Agreement"), pursuant to which UltraCard has granted Distributor an exclusive distributorship with respect to certain applications of the UltraCard Products in certain Territories. Capitalized terms used herein and not defined herein shall have the meanings assigned in the Master Agreement.

     B. Finet wishes to acquire a sub-distributorship with respect to worldwide gaming/applications, and Distributor is willing to enter into such sub-distributorship on the terms and conditions set forth herein.

          Now, therefore, in consideration of the premises, and the representations, covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION  1.     DEFINITIONS
                -----------

     1.1 "Ultracard Products" shall mean the cards, read/write units, technology and any or all other products listed on Exhibit "A" attached hereto and incorporated herein. "UltraCard Products" shall also include any and all improvements, replacements, refinements, derivatives or modifications to any such Product as developed, acquired or implemented by UltraCard or Distributor from time to time, and provided further that such Exhibit "A" may be revised from time to time by mutual written consent of both parties. Distributor reserves the right to eliminate any UltraCard Products for which production is discontinued; provided, however, that such discontinued products shall be replaced on Exhibit "A" at such time as production of such products is recommenced and made available to any other person. Distributor will give Sub-distributor written notice of the discontinuance of any products at least 55 days in advance of such discontinuance, and shall use all commercially reasonable efforts to replace such products prior to their discontinuance.

1.2     "Territory"  shall  mean  the  world.

     1.3 "Application" shall mean any applications of the UltraCard Products and/or Distributor Technology that include or relate to wagering, gaming, games of chance, lottery, bingo, betting, sports event wagering, or any other circumstances wherein there is an accumulation of losses or winnings.

     1.4 "Distributor Technology" shall mean any enhancements, modifications, know-how, software, hardware or other intellectual property developed or acquired by Distributor with respect to the UltraCard Products.

SECTION  2.     APPOINTMENTS  AND  ACCEPTANCE
                -----------------------------

     2.1 Distributor hereby appoints Sub-distributor as the exclusive Sub-distributor of UltraCard Products for the Application within the Territory and grants all the rights to develop software applications, distribute, and exploit the UltraCard Products and Distributor Technology in connection with such appointment.

     2.2     Sub-distributor  accepts  such  appointment.

     2.3 Sub-distributor is hereby authorized to develop, create, modify, enhance and/or acquire such software, know-how and other technology in order to use and commercialize the UltraCard Products for the Application and to provide UltraCard Products to end-users and other customers, either directly or through additional sub-distributors or value-added-re-sellers, provided, however that the rights of such sub-distributors or value-added-re-sellers shall not exceed those granted to Sub-distributor herein and that Distributor is notified of said sub-distributors. All software, know-how and other technology developed or acquired by Sub-distributor ("Sub-distributor Technology") shall be and remain the sole property of Sub-distributor.

SECTION  3.     OBLIGATIONS  OF  SUBDISTRIBUTOR
                -------------------------------

     3.1 Sub-distributor agrees to use its best efforts to promote diligently the sale of UltraCard Products within the Territory, and to develop the Application to further promote the sale of products, and will consult with Distributor and UltraCard respecting its marketing plans, programs and techniques to insure that the same do not materially prejudice Distributor or UltraCard or their other marketing arrangements.

     3.2 Sub-distributor understands and agrees that UltraCard Products sold to Sub-distributor hereunder may bear markings, legends or trade names installed or placed thereon by Distributor and/or UltraCard. Distributor and UltraCard shall supply a list of trademarks, trade-names and loges to be included on UltraCard Products within a reasonable time following execution of this Agreement. Sub-distributor shall be entitled to use its own marking on UltraCard Products it sells in the Territory, provided such marking, legends or trade names by Distributor and/or UltraCard shall not be removed, concealed or covered by Sub-distributor's markings, without the prior written consent of Distributor and/or UltraCard, as the case may be.

     3.3 Sub-distributor acknowledges that during the Term (as defined in Section 6), Distributor and/or UltraCard may furnish Sub-distributor with, or Sub-distributor may have access to, information pertaining to Distributor, UltraCard, UltraCard Products and Distributor Technology, as the case may be, which is confidential and proprietary in nature ("Confidential Information"). Sub-distributor agrees to use all Confidential Information obtained directly or indirectly from Distributor and/or UltraCard for the sole purpose of performing under this Agreement. Sub-distributor shall not disclose any Confidential information to any third party without the prior written consent of UltraCard (except disclosures made to employees or agents of Sub-distributor on a "need to know basis" subject to an obligation of confidentiality, or necessary disclosures made to customers of UltraCard Products). Confidential Information shall not include information which (a) was known to Sub-distributor prior to receipt of any Confidential Information from Distributor and/or UltraCard; (b) becomes known to Sub-distributor from sources other than Distributor and/or UltraCard; or (c) becomes a matter of public knowledge other than by breach of the Agreement by Sub-distributor.

     3.4 Distributor will provide Sub-distributor with all sales inquiries received, which are directed toward end user purchase or re-sellers of the Application.

     3.5 Sub-distributor will provide Distributor quarterly status reports that indicate the end user applications being pursued in the marketplace. This information will be held in confidence by distributor, subject only to its obligations under the Master Agreement.

     3.6 Sub-distributor will use its best efforts to undertake marketing commitments commensurate with industry standards and to engage, as it deems appropriate in its reasonable discretion, mutually agreed upon value added reseller's ("VAR's") for the UltraCard Products.

     3.7 Sub-distributor agrees to attend such industry trade shows, lectures, symposiums and the like and to subscribe to such industry periodicals as it deems necessary or appropriate in its reasonable discretion to perform its obligations hereunder.

     3.8 Sub-distributor will provide a "beta" test site for application(s) of the UltraCard Products, on terms and conditions mutually acceptable to the parties.

SECTION  4.     PRICES  AND  TERMS

     4.1 Attached hereto as Exhibit "C" and incorporated herein is the current UltraCard Product Book ("the UltraCard Product Book"). For all UltraCard Products, Distributor shall charge Sub-distributor the prices set forth in the UltraCard Product Book. Distributor shall give Sub-distributor at least thirty
(30) days' written notice of any price changes affecting any of the UltraCard Products, prior to the effective date of such price change. Sub-distributor shall be entitled at all times during the Term to purchase

UltraCard Products at the most favorable prices and terms as offered to any other distributor or customer of UltraCard or Distributor. Distributor and UltraCard shall offer Sub-distributor its standard credit arrangements, which shall include a two percent (2%) discount for all payments made within the (10) days of Sub-distributor's actual receipt of UltraCard Products and the related invoice.

SECTION  5.     EXCLUSIVITY
                -----------

     5.1 During the Term (as defined below), Sub-distributor shall be the exclusive distributor for all UltraCard Products and distributor for all Distributor Technology for the Application. Distributor shall not, during the Term, engage any other sub-distributor or other licensee of UltraCard Products or the Distributor Technology for the Application.

SECTION  6.     TERM  OF  AGREEMENT
                -------------------

     6.1 The term of this Agreement ("the Term") shall commence on the date hereof and shall continue until the second anniversary of the first delivery of UltraCard Products to Sub-distributor for distribution and sale Pursuant to orders from Sub-distributor as contemplated by this Agreement, subject to automatic renewal for successive two-year terms as set forth below. For all purposes of this Agreement, "Term" shall mean and include the initial term and all extended or renewal terms as herein provided. During the initial term of this Agreement the Sub-distributor's annual sales of UltraCard Product shall be two million dollars gross sales. The required Term shall be automatically renewed and extended unless the Sub-distributor has failed to achieve over the year prior to the scheduled termination of the Term, a rate of growth in annual gross sales from UltraCard Products that is at least equal to twenty-five percent (25%) of the growth from its previous year sales of UltraCard Products. For example, if Sub-distributor achieves an average of 25 million dollars in gross annual sales during the second Term, the Term shall be renewed.
Notwithstanding the foregoing, in the event of a shortfall in the required annual sales during a Term, Sub-distributor shall have the right to pay
Distributor the amount equal to the net profit that Distributor would have earned if there had been no such shortfall. Once Sub-distributor achieves annual sales during a Term of 10 million dollars, no increases in such sales shall be
                       ----
required to automatically renew the Term. If Distributor elects not to renew the Term because of Sub-distributor's failure to meet the annual sales requirements,
(a) it shall give Sub-distributor at least sixty (60) days prior written notice of the termination of the Term, and (b) it shall suspend such termination if Sub-distributor disputes that Distributor is entitled to terminate and commences arbitration within such 60-day period. When the arbitration award is rendered (if the arbitrators determine Distributor is entitled to do so), Distributor may then end the Term notwithstanding any appeals of the arbitration award.

SECTION  7.     INSURANCE,  RISK  OF  LOSS
                --------------------------

     7.1 With respect to all UltraCard Products shipped to Sub-distributor, Sub-distributor will cause the same to be insured by a reputable insurance carrier under a policy providing all-risk coverage (excluding war risk), The policy shall be in a form as to entitle Sub-distributor to receive any proceeds of such insurance that may become due or payable thereunder and to have any and all claims thereunder. The insurance shall be at least in an amount equal to the Sub-distributor's purchase price of the UltraCard Products. Such insurance shall remain in force until the Products are delivered to Sub-distributor.

SECTION  8.     DELIVERY
                --------

     8.1 Delivery to Sub-distributor shall be FOB Sub-distributor. Shipping instructions shall be provided on purchase orders submitted by Sub-distributor to UltraCard. If UltraCard fails to comply with the shipping instruction of Sub-distributor resulting in excess transfer and/or storage charges, such excess charges shall be the responsibility of Distributor. In the event Sub-distributor fails to specify shipment instructions, Distributor may select the shipper and enter into reasonable shipping contracts at the expense of Sub-distributor. UltraCard agrees to furnish Distributor's requirements of UltraCard Products, and to effect delivery thereof within a commercially reasonable time and delivery schedule, and shall not prefer other parties over Sub-distributor with respect to shipment of UltraCard Products,

     8.2 If the failure of Distributor, UltraCard or Sub-distributor to make any delivery (or portions thereof) when due or perform any other obligation under the Agreement is occasioned in whole or in part by an act of God or the public enemy, fire, explosion, perils of the sea, flood, drought, war, riots, sabotage, accident, embargo, governmental priority regulation or requirement or shortage or failure of supply of materials or labor, or any occurrence or act beyond the control of Distributor, UltraCard or Sub-distributor, as the case may be, then, Distributor, UltraCard or Sub-distributor, as the case may be, shall be excused from any such failure and Distributor, UltraCard or Sub-distributor, as the case may be, shall have no obligation or liability whatsoever arising out of or in connection with any such failure. However, each party shall use all commercially reasonable means and measures to overcome or minimize the effects of any such event, shall perform its obligations hereunder to the extent such event does not prevent it from doing so, and shall resume full performance hereunder as soon as such event no longer prevents such performance. Anything herein to the contrary notwithstanding, if Distributor and/or UltraCard shall fail to deliver UltraCard Products in a timely fashion and/or which are not in accordance with Product Specifications or fit for their intended purpose, Sub-distributor shall have the right to manufacture either directly or through third parties, UltraCard Products, at its own cost and expense, provided, however, that Sub-distributor shall be allowed a credit against any amounts owing to Distributor hereunder for the amount Sub-distributor would have paid to acquire such products from Distributor.

     8.3 Except as provided in Section 9 hereof, after delivery of UltraCard Products to the FOB point, Distributor shall not be responsible for loss or damage in transit. Claims for shortages or damages resulting from shipment shall be made against the carrier or insurer by Sub-distributor, and UltraCard and Distributor shall not be entitled to any proceeds of any such claims.


SECTION  9.     ACCEPTANCE  AND  CLAIMS
                -----------------------

     9.1 All UltraCard Products shall be received subject to acceptance by Sub-distributor. Sub-distributor or its agents shall promptly inspect all Products whose containers show evidence of damage. Sub-distributor shall notify Distributor of any such damage or if it finds a shipment short in quantity of UltraCard Products, and shall return damaged products to Distributor for credit unless the carrier accepts responsibility for the damage, in which event Sub-distributor shall adjust the loss with the carrier. In addition, Sub-distributor may return any defective UltraCard Products to UltraCard for credit in the event that the Sub-distributor or any customer discovers that such products are defective or fail to perform to Product Specifications (as described below), provided such claim must be made within thirty (30) days of the date of delivery to the end-user customer. In event of damaged, defective or undelivered UltraCard Products as aforesaid, Sub-distributor shall be entitled to a credit equal to its purchase price for the relevant UltraCard Products plus the reasonable charges of returning such Products to UltraCard, and all such amounts shall apply toward Sub-distributor's annual sales requirements.

SECTION  10.     INDEPENDENCE  OF  THE  PARTIES
                 ------------------------------

     10.1 Distributor and Sub-distributor shall at all times act as independent parties without the right or authority to bind the other with respect to any agreement, representation or warranty made with or to any third party. Distributor and Sub-distributor shall be responsible for all costs, expenses, taxes and liabilities arising from the conduct of its own business, as well as from the activities of its officers, directors, agents or employees, and each shall hold harmless and indemnify the other from any such obligations.

     10.2 Each of UltraCard, Distributor, and Sub-distributor respectively, agrees to indemnify and hold harmless each other party against any injury, loss, damage or expense, including but not limited to attorneys' fees, arising out of or resulting from the possession, use, demonstration or sale of any of the UltraCard Products (and caused by the negligence of such respective indemnifying party). UltraCard shall be responsible for claims arising from the design or manufacture of UltraCard Products.

SECTION  11.     TERMINATION
                 -----------

     11.1 Except as otherwise provided herein, this Agreement may be terminated upon the happening of one or more of the following events:

     (a) By either party in the case of a material violation by the other party of any one or more of the terms of this Agreement and the failure of the violating party to correct such violation within a thirty (30) day cure period following receipt of written notice specifying such violation and the intended termination of this Agreement, provided that if the party receiving such notice disputes the violation, the cure period shall be extended if the dispatching party it commences arbitration proceedings to resolve the dispute within such 30-day period. Further, if a violation cannot be cured within such 30-day period, the cure period shall be extended so long as the cure is promptly commenced and diligently prosecuted to completion; or


     (b) Immediately by either party if the other party files a petition in bankruptcy or a petition in bankruptcy is filed against it (a no dismissal of an involuntary petition is obtained within forty-five (45) days of the filing thereof) or it becomes insolvent or makes an assignment for the benefit of creditors or any arrangement pursuant to any bankruptcy law.

SECTION  12.     WARRANTIES
                 ----------

     12.1 UltraCard and Distributor will make available to Sub-distributor and its customers a 12-month (commencing upon delivery to the end-users customers) return-to-factory parts-and-labor warranty programs on all UltraCard Products, pursuant to which UltraCard shall repair or replace (at UltraCard's option) all UltraCard Products that prove during such 12-month period to be defective or not to perform in accordance with Product Specifications.

     12.2 Distributor warrants that UltraCard Products will be saleable in the ordinary course of business and shall perform and conform in all respects to the Product Specifications as set forth in Exhibit "C". Distributor shall not adversely modify the Product Specifications during the Term, and the parties shall amend Exhibit "C" from time to time to reflect changes or additions to UltraCard Products.

     12.3 Distributor represents and warrants that it owns or has licensed all patents, copyrights and trademarks and similar rights (the "Intellectual Property Rights") necessary to license, manufacture, ship and sell the UltraCard Products, all without violating, infringing or conflicting with any Intellectual Property Rights of third parties. Distributor will preserve and protect its Intellectual Property Rights against claims and infringements by any party, and without limiting the generality of foregoing (a) Distributor shall promptly commence and diligently prosecute appropriate proceedings to enforce its Intellectual Property Rights and prevent any other party from selling or distributing any product in the Territory using any technology or information protected by UltraCard's or Distributor's Intellectual Property Rights; and (b) Distributor will defend and indemnify Sub-distributor and its customers against any claims that UltraCard Products or UltraCard's or Distributor's Intellectual Property Rights violate or infringe upon any patent, trademark or similar rights held or claimed by any other party. If
Distributor fails to promptly act to protect or maintain UltraCard's or Distributor's Intellectual Property Rights, Sub-distributor shall have the right to take such action as Sub-distributor shall deem necessary or appropriate to protect or maintain UltraCard's or Distributor's rights, at its own costs and expense, provided, however, that sub-distributor shall be allowed a credit against any amounts owing to Distributor hereunder for the amount Sub-distributor would have paid to acquire such products from Distributor.

     12.4 THE WARRANTIES UNDER THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES EXPRESS OR IMPLIED GIVEN BY DISTRIBUTOR IN CONNECTION WITH THIS
AGREEMENT. THERE SHALL BE NO LIABILITY ON THE PART OF DISTRIBUTOR FOR ANY GENERAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SALE, MANUFACTURE OR USE OF ANY ULTRACARD PRODUCTS SOLD HEREUNDER EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION, DISTRIBUTOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE AND/OR PURPOSE) WITH RESPECT TO THE ULTRACARD PRODUCTS.

SECTION  13.     SERVICE  OBLIGATIONS
                 --------------------

     13.1 Unless Sub-distributor elects to receive the maintenance services provided for in the UltraCard Product Book, Sub-distributor shall be responsible for supplying, or making arrangements for supplying, all necessary service to the UltraCard Products for the Application.

     13.2 UltraCard and/or Distributor shall make available to Sub-distributor adequate training, equipment and spare parts for all such repair and service obligations. Distributor agrees that all UltraCard Products which Sub-distributor cannot repair shall be returned for repair to Distributor, either without cost pursuant to the 12-month warranty or at a reasonable cost to Sub-distributor's customers.

SECTION  14.     COMPLIANCE  WITH  LAW
                 ---------------------

     14.1 Each of Sub-distributor and Distributor shall comply with all applicable laws, regulations and orders and the like to the extent applicable to each in the conduct of its business under this Agreement, and shall indemnify and hold the other party harmless form any claim, liability, cost or expense (including attorneys' fees) arising out of a violation thereof by the respective indemnifying party.

SECTION  15.     INTELLECTUAL  PROPERTY  RIGHTS
                 ------------------------------

     15.1 Sub-distributor is hereby granted the nonexclusive, royalty free sub-license and privilege to use during the Term all of UltraCard's trademarks relating to all the UltraCard Products, including but not limited to the trademarks (or applications therefor) set forth in Exhibit "D", all in accordance with good business practice. Sub-distributor shall have the right and privilege to sublicense or otherwise permit the use of the trademarks by others with Distributors prior written consent.

     15.2 In the event UltraCard and/or Distributor as the case may be, decides to apply for registration of any of the trademarks in any part or all of the Territory, UltraCard and/or Distributor, as the case may be, shall duly notify Sub-distributor in writing, may request and obtain Sub-distributor's advice and assistance, if needed, and shall keep Sub-distributor informed of pertinent developments and/or the issuance of registration. Upon the filing of an application or issuance of registration of any trademark, such application or trademark shall be added to Exhibit "D".

     15.3 Sub-distributor shall at all times recognize and respect and protect UltraCard's right of total ownership of any and all trademarks and shall not in any way derogate UltraCard's sole property rights in the same.

     15.4 Sub-distributor shall notify Distributor of any and all infringements of UltraCard's trademark that may come to Sub-distributor's attention.

SECTION  16.     ARBITRATION
                 -----------

     16.1 Except as otherwise state herein, all disputes, difference or questions arising out of relating to this Agreement shall be finally and solely determined and settled by arbitration in Newport Beach, California (or such other place as the parties agree) in accordance with the rules of the American Arbitration Association then in effect. Said arbitration shall be conducted by a panel of three arbitrators. In any such arbitration proceedings, the arbitrators shall adopt and apply the provisions of the Federal Rules of Civil Procedure relating to discovery so that each party shall allow and may obtain discovery of any matter not privileged which is relevant to the subject matter involved in the arbitration to the same extent as if such arbitration were a civil action pending in a United States District Court. Any award or determination of the arbitration panel shall be final, non-appealable and conclusive. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

     16.2 If any arbitration or other legal action is initiated by either of the parties hereto, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees in addition to other relief that may be awarded, All references to "attorneys' fees" (and similar phrases) in this Agreement shall include, without limitation, attorneys' and paralegals' fees, disbursements and expenses whether suit (or arbitration) be commenced or not and in any administrative, regulatory, insolvency, bankruptcy, investigative and appellate proceedings.

SECTION  17.     NOTICES
                 -------

     17.1 Any notice, request, instruction or other communication required or permitted to be given under this Agreement shall be in writing unless otherwise specified herein and shall be given by sending such notice properly addressed to the other party's address shown below [or any other address as either party may indicate by notice in writing to the other from time to time (such notice of changed address to be effective only upon actual receipt by the addressee)] by prepaid registered airmail or by cable or telex or by Federal Express or other recognized overnight courier delivery service. All such notices shall be deemed given three (3) days after the date of mailing or at the time of delivery to the courier or to a cable communications company for transmittal, or upon transmittal of a telex, as the case may be:


     If  to  Distributor:     Global  Cybersystems,  Inc.
                              Suite  1010
                              435  Martin  St.
                              Blaine,  WA  98230

     If to Sub-Distributor:   Financial  Electronic  Systems,  Inc.
                              2425  Porter  Street  #2
                              435  Martin  St.
                              Soquel,  CA  95073

SECTION  18.     MISCELLANEOUS
                 -------------

     18.1 Neither party may assign this Agreement without prior written consent of the other party hereto. Notwithstanding any conflicting or inconsistent provisions of this Agreement, Distributor agrees that Sub-distributor may freely enter into and perform joint venture, profit-sharing, franchise, sub-distributorship, or similar agreements with any other parties, all as Sub-distributor deems appropriate in its sole discretion, but Distributor shall not assign all of its right hereunder as an entirety without Distributor's prior consent not to be unreasonably withheld or delayed.

     18.2 The parties hereto agree that this Agreement shall be legally binding upon them and their respective personal representatives, successors and permitted assigns.

     18.3 This Agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior discussions and agreements between them with respect to the specific subject matter herein contained, and neither party shall be bound by any definition, condition, warranty, or representation other than as expressly stated in this Agreement or as subsequently set forth in any instrument in writing signed by an authorized officer or officers of the party or parties to be changed.

     18.4 This Agreement shall be governed by and interpreted in accordance with the laws of the United States and the State of California as applied by the courts therein.

     18.5 If any of the provisions, or portions hereof, of this Agreement are declared invalid under any applicable statute or rule or law, they are to that extent to be reformed or deemed committed and the balance of this Agreement shall remain in full force and effect. The failure of either party to strictly enforce any of its rights or remedies hereunder shall not constitute a waiver by the party in any respect. In any action to enforce its right hereunder, either party shall be entitled to whatever remedy a court of competent jurisdiction deems it right hereunder, including, but not limited to reasonable attorneys' fees.

     18.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute on and the same agreement.

     18.7 All references to gender or number under this Agreement shall be deemed interchangeably to refer to the masculine, feminine, neuter, singular and/or plural, as the sense of the context requires. Section titles are included for convenience of reference only, and shall not affect the interpretation of this Agreement. This Agreement includes and incorporates by reference the Recitals and all Exhibits hereto. This Agreement has been prepared by both parties and their respective counsel, and shall not be construed more strictly against either party on the basis of such party's drafting or preparing the same. If any party is obligated to indemnify another in respect of a claim, then
(a) the indemnifying party may control defense thereof (through counsel reasonably satisfactory to the indemnifying party), (b) the party seeking indemnity shall give notice of the claim to the indemnifying party (but any failure or delay in giving such notice shall not affect the right to indemnity except to the extent the indemnifying party is actually prejudiced thereby, and
(c) the indemnified party shall not settle the claim without the indemnifying party's consent not to be unreasonably withheld or delayed. Any party desiring to inspect or audit another party's books and records shall bear the expense thereof unless the audit or inspection proves that the other party underpaid the inspecting party by 15% or more, in which event the underpaying party shall pay (or reimburse) all expenses of the inspection or audit. Each party agrees to fully cooperate in any such inspection or audit provided for in this Agreement, by allowing full access to books, records, personnel, attorneys and accountants.

     IN WITNESS WHEREOF, the parties hereto have read and executed this Agreement and have set their hands and seals hereto as of the day and year first above written.

Global  Cybersystems,  Inc.

By:_____________________________________

Title:__________________________________

Financial  Electronic  Systems,  Inc.

By:  /s/  XXX
   ----------------------------

Title:  President
      -------------------------

UltraCard Corporation ("UltraCard") hereby acknowledges the foregoing Sub-distribution Agreement (the "Agreement") between Global Cybersystems, Inc. as Distributor and Financial Electronic Systems, Inc. as Sub-distributor. In consideration of Sub-distributor entering into and performing under the Agreement, UltraCard hereby covenants and agrees that (i) UltraCard will fully perform all of its obligations under the Master Agreement in order to permit Distributor to fully perform all of Distributor's obligations under the Agreement; (ii) Sub-distributor shall automatically succeed to Distributor's place under the Master Agreement if the Master Agreement shall be terminated or Distributor shall no longer be performing its obligations thereunder unless Sub-distributor is in breach of this agreement; (iii) to the extent necessary, the Master Agreement shall be deemed amended to conform with the provision of this Agreement.

Dated  this     day  of               ,1998.
           -----        --------------
                                                UltraCard  Corporation

                                                By:_________________
                                                Its:________________

                                   EXHIBIT "A"

                               ULTRACARD PRODUCTS

HIGH  DENSITY  MAGNETIC  CARDS  AND  READ  WRITE  UNITS

                                   EXHIBIT "B"

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "C"

                             ULTRACARD PRODUCT BOOK

                                   EXHIBIT "D"

                              INTELLECTUAL PROPERTY